EXHIBIT 10.29(c)

AMENDMENT NO. 1

TO THE

2003 INCENTIVE AWARD PLAN

OF INFONET SERVICES CORPORATION

Pursuant to the authority reserved to the Board of Directors (the “Board”) of Infonet Services Corporation, a corporation organized under the laws of State of Delaware (the “Company”), under Section 11.2 of the 2003 Incentive Award Plan of Infonet Services Corporation (the “Plan”), the Board hereby amends the Plan as follows.

Section 11.2 of the Plan is hereby amended in its entirety to read as follows:

“11.2 Amendment, Suspension or Termination of the Plan.

Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. Notwithstanding the immediately preceding sentence, to the extent permitted under applicable laws or regulations of the United States, the executive officers of the Company shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or any parent or Subsidiary may operate to assure the viability of Awards granted under the Plan in such countries and to meet the objectives of the Plan. However, without approval of the Company’s stockholders given within 12 months before or after the action by the Administrator, no action of the Administrator or the executive officers of the Company may, except as provided in Section 11.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan upon the exercise of any Incentive Stock Option. No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the first to occur of the following events:

(a) The expiration of 10 years from the date the Plan is adopted by the Board; or

(b) The expiration of 10 years from the date the Plan is approved by the Company’s stockholders under Section 11.4.”

* * * * * * * * * *

I hereby certify that the foregoing Amendment to the Plan was duly adopted by the Compensation Committee of the Board of Directors of Infonet Services Corporation, effective as of February 24, 2004.

Executed on this 22 day of March, 2004.

/s/ Paul Galleberg
Secretary

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